UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

VIRACTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2533 S Coast Hwy 101, Suite 210
Cardiff, California	92007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 400-8470

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Succession of Chief Executive Officer and President; Appointment of Director

On September 15, 2022, the Board of Directors (“Board”) of Viracta Therapeutics, Inc. (the “Company”) appointed Mark Rothera to serve as Chief Executive Officer (“CEO”) and President of the Company, effective September 19, 2022. In addition, also on September 15, 2022, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mr. Rothera to serve as a Class I director of the Company, also effective September 19, 2022, with a term expiring at the annual meeting of stockholders to be held in 2025. Mr. Rothera will succeed Ivor Royston, M.D., in the positions of CEO and President, and Dr. Royston’s tenure as an officer and employee of the Company is ending effective September 19, 2022. Dr. Royston will continue to serve as a Class III director of the Company.

Most recently, Mr. Rothera, 60, served as President, Chief Executive Officer and as a member of the board of directors at Silence Therapeutics plc, a pharmaceutical company, from September 2020 until February 2022. From August 2017 to March 2020, Mr. Rothera served as President and Chief Executive Officer and member of the board of Orchard Therapeutics plc, a biotechnology company. From 2013 to August 2017, Mr. Rothera served as Chief Commercial Officer of PTC Therapeutics, a biotechnology company. From 2012 to 2013, he served as Global President of Aegerion Pharmaceuticals Inc., a biotechnology company, and from 2006 to 2012 as Vice President and General Manager for the commercial operations of Shire Human Genetic Therapies, Inc., a pharmaceutical company, in Europe, the Middle East and Africa. Mr. Rothera served as Area VP Europe, Middle East and Africa for Chiron BioPharmaceuticals, a biotechnology company, from 2000 to 2005 and previously held various global strategic and operational marketing and sales roles with French and U.K. operations of Glaxo Wellcome, a pharmaceutical company. Mr. Rothera currently sits on the board of GenPharm. Mr. Rothera received an M.A. in Natural Sciences from Cambridge University, an M.B.A. from the European Institute for Business Administration (INSEAD) and a Diploma in Company Direction from Institute of Directors, United Kingdom.

Mark Rothera Compensation Arrangements

Also on September 15, 2022, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”) and the approval of the Board, the Company entered into an executive compensation agreement with Mr. Rothera (the “employment agreement”), to be effective on September 19, 2022, Mr. Rothera’s first day of employment (the “effective date”). Mr. Rothera’s employment under the employment agreement is at will and may be terminated at any time by the Company or by Mr. Rothera. Pursuant to the employment agreement, Mr. Rothera will receive an annual base salary of $580,650 and a discretionary annual target bonus of up to fifty-five percent (55%) of his annual base salary (the “target bonus”), based on the achievement of performance objectives to be determined by the Board or an authorized committee thereof. Under the employment agreement, for the Company’s 2022 fiscal year, Mr. Rothera is guaranteed to receive not less than the target bonus, prorated for the portion of the year that Mr. Rothera is employed by the Company. The employment agreement also provides for a sign-on bonus of $100,000 (“sign-on bonus”) and reimbursement for certain travel and other expenses related to his potential relocation to San Diego, California, subject to full or partial repayment in the event Mr. Rothera terminates his employment without “good reason” (as defined in the employment agreement) prior to the second anniversary of the effective date.

Pursuant to the employment agreement, Mr. Rothera will also receive an initial grant of time-based non-statutory stock options to purchase 1,375,000 shares of the Company common stock (the “initial option”) with an exercise price per share equal to the per share fair market value of the Company’s common stock on the date of grant. The initial option will vest with respect to twenty-five percent (25%) of the total number of shares granted on the first anniversary of the Effective Date, and with respect to one-forty-eighth (1/48) of the total number of shares granted on the last day of each one-month period to Mr. Rothera’s service thereafter. The initial option will be subject to the terms and conditions of the Viracta Therapeutics, Inc. 2021 Inducement Equity Incentive Plan.

If the Company terminates Mr. Rothera’s employment other than for “cause,” death or “disability” or Mr. Rothera resigns for “good reason” outside the period beginning three (3) months prior to a “change in control” (as all such terms are defined in the employment agreement) and ending twelve (12) months following a change in control (such period, the “change in control period”), Mr. Rothera will be entitled to: (i) continued payment of his base salary, in effect immediately prior to his termination date, for a period of fifteen (15) months; (ii) reimbursement by the Company for the cost of continuation of health coverage for each officer and their eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to fifteen (15) months; (iii) any actual bonus for the fiscal year preceding the termination date that have not been paid as of the date of termination; (iv) the pro-rated target bonus for the fiscal year of the Company in which the termination date occurs; and (v) the right to exercise his stock options until the close of business on the earliest of the twelve (12) months after his termination of employment or the term/expiration date of the stock option.

If the Company terminates Mr. Rothera’s employment other than for cause, death or disability, or Mr. Rothera resigns for good reason during the change in control period, Mr. Rothera will be entitled to: (i) a lump sum payment equal to eighteen (18) months of base salary in effect immediately prior to Mr. Rothera’s termination date; (ii) reimbursement by the Company for the cost of premiums for continued coverage under COBRA for up to eighteen (18) months; (iii) any actual bonus for the fiscal preceding the termination date that have not been paid as of the date of termination; (iv) lump sum payment of one hundred and fifty percent (150%) of the target bonus for the fiscal year of the Company in which the termination date occurs; and (v) acceleration of the unvested portion of any service-vesting stock option or other equity awards held by Mr. Rothera immediately prior to termination (with any performance-based vesting assumed at target performance).

If Mr. Rothera’s employment with the Company terminates due to Mr. Rothera’s death or disability, Mr. Rothera or his estate will receive a payment equal to the target bonus in the year of termination, pro-rated to reflect the number of days in the fiscal year of termination that he provided service, and Mr. Rothera will be eligible for the separation equity rights described above with respect to a termination within or outside of the change in control period, as applicable.

The foregoing benefits are conditioned upon Mr. Rothera signing and not revoking a release of claims within 60 days following his employment termination date and his continuing compliance with the terms of a confidentiality and information agreement, which includes (i) a twelve (12) month non-competition provision applicable to him, (ii) a twelve (12) month non-solicitation provision applicable to him, and (iii) a mutual non-disparagement provision.

If any of the payments provided for under the employment agreement or otherwise payable to Mr. Rothera would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after tax benefits to the participant.

Mr. Rothera will receive no additional compensation for his service on the Board.

The summary of Mr. Rothera’s executive employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the executive employment agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, the Company has entered into its standard form of indemnification agreement with Mr. Rothera. The form indemnification agreement was filed with the Securities and Exchange Commission on December 23, 2004, as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference. Mr. Rothera has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Rothera or any other person pursuant to which Mr. Rothera was selected as an officer or director. There are no family relationships between Mr. Rothera and any of the Company’s directors or executive officers.

Ivor Royston Separation Agreement

In connection with Dr. Royston’s termination of employment as CEO and President, on September 15, 2022, Dr. Royston and the Company entered into a separation agreement and release of claims related to Dr. Royston’s employment with the Company (the “separation agreement”).

The separation agreement provides that, subject to (a) Dr. Royston’s execution of the separation agreement and release, (b) the separation agreement and release becoming effective, and (c) Dr. Royston’s continued compliance with the terms of the separation agreement, the Company will (i) provide for the continuation of payments of his base salary at the rate of $47,250 per month, less applicable withholdings, for fifteen (15) months from the employment termination date; (ii) provide for the continuation of healthcare coverage payments in the amount of $3,064.18 per month, less applicable withholdings, for fifteen (15) months from the employment termination date; (iii) reimburse Dr. Royston for the amounts he pays for COBRA coverage to continue his vision, dental and life insurance benefits for a period of up to 15 months, provided Dr. Royston timely elects and pays for continued coverage pursuant to COBRA; (iv) pay a pro-rated portion of Dr. Royston’s target bonus for the 2022 fiscal year based on the number of days between the start of the 2022 fiscal year and September 30, 2022, subject to the Board or Compensation Committee determining that any applicable performance objectives have been achieved; and (v) extend the post-termination exercise period of Dr. Royston’s stock options that are outstanding and vested as of date he is no longer a service provider to the Company (including as a member of the Board, advisor, or otherwise) to the date that is two years following such separation date, or, if earlier, the maximum term of each applicable stock option.

The summary of Dr. Royston’s separation agreement and release set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the separation agreement and release, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Increase in Shares Reserved Under Inducement Plan

On September 15, 2022, in connection with the appointment of Mr. Rothera as the CEO and President of the Company and the approval of his employment agreement, the Board approved increasing the number of shares of common stock reserved under the 2021 Inducement Equity Incentive Plan (the “Inducement Plan”) by 1,375,000 shares, to a new total of 2,375,000 shares of common stock. As previously disclosed, the Board adopted the Inducement Plan without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or in connection with a merger or acquisition, to the extent permitted by Rule 5635(c)(3) of the NASDAQ Listing Rules.

As described above, Mr. Rothera’s initial option will be granted out of and subject to the terms of the Inducement Plan.

Item 7.01.	Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release announcing the succession and appointments described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement by and between the Company and Mark Rothera, dated September 15, 2022.

10.2	Separation Agreement and Release by and between the Company and Ivor Royston, dated September 15, 2022.

99.1	Press Release dated September 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2022

/s/ Daniel Chevallard
Daniel Chevallard
Chief Operating Officer and Chief Financial Officer